Exhibit (5)








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         [Letterhead of Jenkens & Gilchrist, a Professional Corporation]





                               September 23, 1998



Board of Directors
Santa Barbara Bancorp
1021 Anacapa Street
Santa Barbara, California 93101

         Re:      Santa Barbara Bancorp - Registration Statement on Form S-4:


Ladies and Gentlemen:

         We are acting as special counsel to Santa Barbara Bancorp, a California corporation (the "Corporation"), in connection with preparation of the Corporation's Registration Statement on Form S-4, and any amendments thereto (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), to register up to 9,345,000 shares of Common Stock, no par value (the "Common Stock"), of the Corporation to be issued in connection with the Corporation's acquisition of Pacific Capital Bancorp, a California corporation, through the merger of Pacific Capital Bancorp with and into the Corporation (the "Merger").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed issuance of Common Stock pursuant to the Merger. For the purpose of rendering the opinion set forth herein, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation and the Bylaws of the Corporation, as amended and presently in effect; (2) minutes and records of the corporate proceedings of the Corporation with respect to the issuance of the Common Stock pursuant to the Merger, and related matters; (3) the Registration Statement and exhibits thereto; and (4) such other documents, instruments and records as we have deemed necessary for the expression of the opinions herein contained.

         In making the foregoing examinations, we have assumed, without independent investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Corporation, we have relied, to the extent we deem reasonably appropriate, upon





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representations  or certificates of officers or directors of the Corporation and upon documents, records and instruments furnished to us by the Corporation, without independent check or verification of their accuracy.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued in the Merger by the Corporation have been duly authorized and, when issued and delivered in the manner and on the terms described in the Registration Statement (after and while the Registration Statement is declared effective under the Securities Act), will be duly and validly issued, fully paid and nonassessable.

         Our opinion expressed herein is limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. We hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth in this letter.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm under the caption "Legal Matters" in the Joint Proxy Statement Prospectus included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     JENKENS & GILCHRIST,
                                                     a Professional Corporation



                                                     By:  /s/ Charles E. Greef
                                                          ----------------------
                                                          Charles E. Greef
                                                          Authorized Signatory